UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On December 22,  2015, VAALCO Energy, Inc., a Delaware corporation (the “Company”), entered into a settlement agreement (the “Settlement Agreement”) with Group 42, Inc., a Delaware corporation, Paul A. Bell, Michael Keane (collectively, “Group 42”), and BLR Partners LP, a Texas limited partnership, BLRPart, LP, a Texas limited partnership, BLRGP Inc., a Texas corporation, Fondren Management, LP, a Texas limited partnership, FMLP Inc., a Texas corporation, The Radoff Family Foundation, a Texas non-profit corporation and Bradley L. Radoff (collectively, the “BLR Group” and, together with Group 42, the “Group 42-BLR Group”).

Under the terms of the Settlement Agreement, the Group 42-BLR Group agreed to withdraw its consent solicitation to remove a majority of the Company’s Board of Directors (the “Board”).

In accordance with the Settlement Agreement and effective upon the execution of the Settlement Agreement, James B. Jennings and O. Donaldson Chapoton retired from the Board, and the Board appointed Mr. Keane of the Group 42-BLR Group to the Board as the designee of the Group 42-BLR Group. Under the Settlement Agreement, Mr. Keane will also be appointed to each of the Nominating and Corporate Governance Committee and the Compensation Committee. In the event Mr. Keane ceases to be a director, the Group 42-BLR Group has the right to designate a replacement director to be approved by the Board and its Nominating and Corporate Governance Committee;  provided, however, that if the ownership of the Group 42-BLR Group falls below 5% or the Settlement Agreement is terminated,  Mr. Keane or any such replacement designee of the Group 42-BLR Group will immediately resign from the Board.

In the Settlement Agreement, the Board further agreed to nominate an independent, mutually agreed-upon, designee (the “Mutual Designee”) for election at the 2016 annual general meeting of stockholders (the “2016 Annual Meeting”).  The Board agreed to limit the size of the Board to no more than seven directors until the 2016 Annual Meeting, at which time its size can increase to no more than eight directors.  Moreover, pursuant to the Settlement Agreement,  the Board agreed to separate the roles of Chairman of the Board and Chief Executive Officer, with Andrew Fawthrop serving as the new Chairman of the Board  and Mr. Keane as Vice Chairman of the Board.  Steven P. Guidry remains a director and the Company’s Chief Executive Officer.

Until the termination of the Settlement Agreement,  the Board agreed to nominate and recommend Mr. Keane  (or any such replacement designee) and the Mutual Designee for election to the Board at each stockholder meeting at which directors are being elected and use its reasonable best efforts to cause the election of both designees. In exchange, the Group 42-BLR Group has agreed to vote in favor of (i) the election of each director nominated by the Board, and (ii) in accordance with the Board’s recommendations with respect to any other proposal to be submitted at a meeting of stockholders, unless Institutional Shareholder Services (“ISS”) recommends otherwise, in which case the Group 42-BLR Group may vote in accordance with ISS’ recommendations. The Group 42-BLR Group also agreed to customary standstill restrictions, except that Group 42 will be allowed to increase its share ownership up to a total of 6.5% and the BLR Group up to a total of 8.5% of the Company’s shares.

Pursuant to the Settlement Agreement, the Company also agreed to reimburse the expenses of the Group 42-BLR Group associated with its consent solicitation and the execution and negotiation of the Settlement Agreement in an amount not to exceed $350,000. In addition, pursuant to the Settlement Agreement, the Company agreed to immediately terminate the Rights Agreement.

The Settlement Agreement may be terminated by either side at any time following the date that is 30 days prior to the deadline for the submission of stockholder nominations for the Company’s 2017 annual general meeting of stockholders.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached herewith as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Rights Agreement

On December 22, 2015, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of September 26, 2015, between the Company and Computershare Trust Company, N.A.

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from 5:00 p.m., New York City time, on September 25, 2016 to 5:00 p.m., New York City time, on December 23, 2015, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached herewith as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Pursuant to the Settlement Agreement, Mr. Jennings and Mr. Chapoton retired as directors of the Company,  effective upon the execution of the Settlement Agreement.  Mr. Jennings previously served as the Company’s Lead Director and on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee while Mr. Chapoton served on Nominating and Corporate Governance Committee, where he was Chairman, and the Audit Committee. The retirements of Mr. Jennings and Mr. Chapoton did not involve any disagreement with the Board, the Company or management on any matter relating the Company’s operations, policies or practices.

Mr. Jennings holds stock options granted pursuant to the Company’s 2012 Long Term Incentive Plan and Mr. Chapoton holds stock options granted pursuant to the Company’s 2001 Stock Incentive Plan and 2003 Stock Incentive Plan (the “Stock Plans” or, individually,  “Stock Plan”). In connection with their retirements, the Board provided for (i) a one-time payment of $32,500 to Mr. Jennings and a one-time payment of $27,500 to Mr. Chapoton, representing the amounts of their respective cash retainers for the first and second quarters of 2016, and (ii) the extension of the expiration period of each of their respective vested stock options issued under the applicable Stock Plan held by Mr. Jennings and Mr. Chapoton to be the earlier to occur of (A) the one-year anniversary of the date of their resignation or (B) the 5-year anniversary of the date of grant of the applicable stock option.

Appointment of Directors

Pursuant to the Settlement Agreement, on December 22, 2015, the Board appointed Mr. Keane as the designee of the Group 42-BLR Group to the Board to fill one of the vacancies created by the resignation of Mr. Jennings and Mr. Chapoton. Mr. Keane will serve as as Vice Chairman of the Board and a member of each of the Nominating and Corporate Governance Committee and the Compenstion Committee.  The Board determined that Mr. Keane satisfies the requirements pertaining to director independence under the applicable provisions of federal securities laws and the rules of the New York Stock Exchange.

Mr. Keane does not have any familial relationships with any of the Company’s directors or executive officers, and Mr. Keane is not a party to, nor has a material interest in, any transactions of the type listed in Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 is incorporated into this Item 5.02 by reference.

Chairman of the Board Appointment

In accordance with the terms of the Settlement Agreement, Mr. Guidry, Chief Executive Officer of the Company, resigned from his position as Chairman of the Board. Mr. Guidry will continue to serve as Chief Executive Officer and director of the Company. The Board appointed incumbent director Mr. Fawthrop as the Chairman of the Board, effective immediately.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On December 22, 2015, the Board adopted and approved the First Amendment (the “First Amendment”) to the Second Amended and Restated Bylaws of the Company, (as amended, the “Bylaws”). In order to accommodate the requirements of the Settlement Agreement, the First Amendment separated the offices of Vice Chairman and Chief Operating Officer.

The foregoing is a summary of the terms of the First Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached herewith as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Series A Junior Participating Preferred Stock

In connection with the adoption of the Rights Agreement, on September 28, 2015, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Junior Participating Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”).

Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached herewith as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 23, 2015, the Company issued a press release announcing the entry into the Settlement Agreement.  A copy of the press release is attached herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	First Amendment to the Second Amended and Restated Bylaws of VAALCO Energy, Inc., dated as of December 22, 2015.
3.2	Certificate of Elimination of Series A Junior Participating Preferred Stock of VAALCO Energy, Inc., dated as of December 22, 2015.
4.1	Amendment No. 1 to the Rights Agreement, dated as of December 22, 2015 between VAALCO Energy, Inc. and Computershare Trust Company, N.A.
10.1

Settlement Agreement, dated as of December 22, 2015, by and among VAALCO Energy, Inc., Group 42, Inc. Mr. Paul A. Bell, Michael Keane, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., The Radoff Family Foundation and Bradley L. Radoff.

99.1	Press Release of VAALCO Energy, Inc., dated as of December 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

Date: December 23, 2015	By:	/s/ Eric J. Christ
	Name:	Eric J. Christ
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Description

3.1	First Amendment to the Second Amended and Restated Bylaws of VAALCO Energy, Inc., dated as of December 22, 2015.
3.2	Certificate of Elimination of Series A Junior Participating Preferred Stock of VAALCO Energy, Inc., dated as of December 22, 2015.
4.1	Amendment No. 1 to the Rights Agreement, dated as of December 22, 2015 between VAALCO Energy, Inc. and Computershare Trust Company, N.A.
10.1

Settlement Agreement, dated as of December 22, 2015, by and among VAALCO Energy, Inc., Group 42, Inc. Mr. Paul A. Bell, Michael Keane, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., The Radoff Family Foundation and Bradley L. Radoff.

99.1	Press Release of VAALCO Energy, Inc., dated as of December 23, 2015.